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                                                                  Exhibit 10(xx)


                             NACCO INDUSTRIES, INC.
                     1997 ANNUAL INCENTIVE COMPENSATION PLAN


1.       PURPOSE OF THE PLAN
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         The purpose of the NACCO Industries, Inc. 1997 Annual Incentive
Compensation Plan (the "Plan") is to further the profits and growth of NACCO Industries, Inc. (the "Company") by enabling the Company to attract and retain key employees of the Company by offering annual incentive compensation to those key employees who will be in a position to help the Company to meet its financial and business objectives.

2.       DEFINITIONS
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         (a) "Award" means cash paid to a Participant under the Plan for the
Award Term in an amount determined in accordance with Section 4.

         (b) "Award Term" means the period from January 1, 1997 through December 31, 1997.

         (c) "Base Amount" means for any Participant a dollar amount, which shall be equal to the salary midpoint for the Salary Points assigned to the Participant by the Committee for the Award Term multiplied by 60% of the short-term incentive compensation target percent for those Salary Points. Attached hereto as EXHIBIT A is a schedule listing the Base Amount for each Participant for the Award Term.

         (d) "Committee" means the Nominating, Organization and Compensation Committee of the Company's Board of Directors or any other committee appointed by the Company's Board of Directors to administer this Plan in accordance with
Section 3, so long as any such committee consists of not less than two directors of the Company and so long as each member of the Committee is not an employee of the Company or any of its subsidiaries.

         (e) "Participant" means any salaried employee of the Company who in the judgment of the Committee occupies a key position in which his efforts may significantly contribute to the profits or growth of the Company; provided, however, that the Committee may select any employee who is expected to contribute, or who has contributed, significantly to the Company's profitability to participate in the Plan and receive an Award hereunder; and further provided, however, that following the end of the Award Term the Committee may make one or more discretionary Awards to employees of the Company who are not Participants. Directors of the Company who are also employees of the Company are eligible




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to participate in the Plan. Employees of the Company's subsidiaries shall not be eligible to participate in the Plan. The Committee shall have the power to add Participants at any later date in the Award Term if individuals subsequently become eligible to participate in the Plan. Each Participant shall be notified that he is eligible to receive an Award for such term and the amount of his Base Amount. If a Participant receives a change in Salary Points, salary midpoint and/or short-term incentive compensation target percent, such change and any resulting change in his Base Amount will be reflected on an amended EXHIBIT A. Unless otherwise determined by the Committee, a Participant must be both employed by the Company and a Participant on December 31 of the Award Term, and the amount of any Award to a Participant who was not also employed by the Company and a Participant on the first day of the Award Term shall be not more than the pro-rated amount based upon the number of days actually employed by the Company in the Award Term. Attached hereto as EXHIBIT A is a schedule listing the Participants for the Award Term.

         (f) "Salary Points" means the salary points assigned to a Participant by the Committee pursuant to the Hay salary point system, or any successor salary point system adopted by the Committee.

3.       ADMINISTRATION
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         This Plan shall be administered by the Committee. The Committee shall have complete authority to interpret all provisions of this Plan consistent with law, to prescribe the form of any instrument evidencing any Award granted or paid under this Plan, to adopt, amend and rescind general and special rules and regulations for its administration, and to make all other determinations necessary or advisable for the administration of this Plan. A majority of the Committee shall constitute a quorum, and the action of members of the Committee present at any meeting at which a quorum is present or acts unanimously approved in writing, shall be the act of the Committee. All acts and decisions of the Committee with respect to any questions arising in connection with the administration and interpretation of this Plan, including the severability of any or all of the provisions hereof, shall be conclusive, final and binding upon the Company and all present and former Participants, all other employees of the Company, and their respective descendants, successors and assigns. No member of the Committee shall be liable for any such act or decision made in good faith.

4.       AWARDS
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         The Committee may, from time to time and upon such conditions as it may determine, authorize Awards for Participants, which Awards shall be not inconsistent with, and shall be subject to all of the requirements of, the following provisions:


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         (a) PERFORMANCE TARGETS. The Committee shall determine performance target descriptions, weightings and targets for the Award Term, which shall be attached hereto as EXHIBIT B. The Committee shall have the power to add, delete and amend target descriptions, weightings and targets during the Award Term, which shall be reflected on an amended EXHIBIT B. No performance targets used in this Plan shall be used in the Company's Supplemental Annual Incentive Compensation Plan in the same year.

         (b) AWARDS. Following the end of the Award Term, the Committee shall compare the actual performance against the performance targets for each of the performance target descriptions. Based thereupon, the Committee shall determine the total payout percentage under the Plan (the "Payout Percentage"). The Committee shall then determine the Award for each Participant, which shall be equal to the Participant's Base Amount, multiplied by the Payout Percentage, and further adjusted by such other factors, including an individual performance factor for each Participant, as the Committee shall determine are appropriate; provided, however, that no Award may be made to any Participant which exceeds 150% of his Base Amount. Promptly following the approval of the final Awards, the Company shall pay the amount of such Awards to the Participants in cash, subject to all withholdings and deductions pursuant to Section 5; provided, however, that no Award shall be payable to a Participant except as determined by the Committee.

5.       WITHHOLDING TAXES
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         Any Award paid to a Participant under this Plan, shall be subject to standard federal, state and local income tax, social security and other standard withholdings and deductions.

6.       AMENDMENT AND TERMINATION
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         The Committee may alter or amend this Plan from time to time or terminate it in its entirety; provided, however, that no such action shall, without the consent of a Participant, affect the rights in an outstanding Award of such Participant.

7.       GENERAL PROVISIONS

         (a) NO RIGHT OF EMPLOYMENT. Neither the adoption or operation of this Plan, nor any document describing or referring to this Plan, or any part thereof, shall confer upon any employee any right to continue in the employ of the Company, or shall in any way affect the right and power of the Company

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to terminate the employment of any employee at any time with or without assigning a reason therefor to the same extent as the Company might have done if this Plan had not been adopted.

         (b) GOVERNING LAW. The provisions of this Plan shall be governed by and construed in accordance with the laws of the State of Delaware.

         (c) MISCELLANEOUS. Headings are given to the sections of this Plan solely as a convenience to facilitate reference. Such headings, numbering and paragraphing shall not in any case be deemed in any way material or relevant to the construction of this Plan or any provisions thereof. The use of the masculine gender shall also include within its meaning the feminine. The use of the singular shall also include within its meaning the plural, and vice versa.

8.       EFFECTIVE DATE
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         This Plan shall become effective as of January 1, 1997.




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